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                                                                     Exhibit 4.1

                       DEPOSIT OF CERTIFICATES OF LIMITED
                     PARTNER INTERESTS; REPRESENTATIONS AND
                          WARRANTIES OF THE PARTNERSHIP

     2.1 Deposit of Certificates of Limited Partner Interests. Pursuant to
Section 9.01 of the Partnership Agreement, and subject to terms and conditions of this Agreement, on the Closing Date, the General Partner shall deposit with the Depositary a Certificate or Certificates evidencing the aggregate whole number of Units to be issued pursuant to the Exchange. Such deposit shall be accompanied by (a) written instructions containing the name, address, social security or taxpayer identification number of and the number of Depositary Units to be issued to (i) each API investor, (ii) each API General Partner or affiliate thereof and (iii) API Nominee Corp., the designated nominee for the Non-Consenting Investors, and (b) a written request that the Depositary execute and deliver to each such API Investor, API General Partner or affiliate thereof and API Nominee Corp. Depositary Receipts evidencing the Depositary Units, registered in the name-of such API investor, API General Partner or API Nominee Corp., in accordance with such written instructions. Each API Investor, API General Partner or affiliate thereof and API Nominee Corp. shall thereupon be recognized by the Partnership as a Record Holder as of the Closing Date.

     2.2 Representations and Warranties of the Partnership. The Partnership represents and warrants that (a) upon delivery, each Certificate will evidence validly issued, fully paid and non-assessable limited partner interests and (b) any Depositary Receipts duly executed and delivered by the Depositary under this Agreement will evidence validly issued, fully paid and non-assessable Depositary Units. The Depositary shall not be liable to any Person for any expense or damage incurred as the result of any breach by the Partnership of these representations and warranties, which shall survive the deposit of Certificates and the delivery of Depositary Receipts.

                                   ARTICLE III

                               DEPOSITARY RECEIPTS

     3.1 Delivery Of Depositary Receipts. Subject to the terms and conditions of this Agreement, upon the deposit of one or more Certificates by the General Partner pursuant to Section 2.1 hereof, the Depositary shall execute and deliver


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Depositary Receipts in accordance with the written instructions of the General
Partner accompanying such deposit.

     3.2 Effect of Acceptance of Depositary Receipt. By acceptance of delivery of a Depositary Receipt, the person to whom such Depositary Receipt is delivered or the transferee thereof shall be deemed to be bound by the terms and conditions of this Agreement and the Depositary Receipt as each may be amended from time to time.

     3.3 Form of Depositary Receipt; Denominations Execution.

     (a) Depositary Receipts shall be engraved, printed or lithographed on steel-engraved borders and shall be substantially in the form of Exhibit A to this Agreement with appropriate insertions, modifications and omissions as are required or permitted by this Agreement and shall be prenumbered by the bank note company prior to delivery of the Depositary Receipts to the Depositary.

     (b) Depositary Receipts shall be issuable in denominations of any number of Depositary units, except that no Depositary Receipt shall represent a fraction of a Depositary Unit.

     (c) Depositary Receipts may be endorsed with, or have incorporated in the text thereof or be accompanied by such legends or recitals, attachments or changes, not inconsistent with the provisions of this Agreement and the Partnership Agreement, as may be required to comply-with any applicable law or regulation or the rules and regulations of any securities exchange upon which the Depositary Units may be listed, or to conform with any usage with respect thereto, or to indicate any special limitation or restriction to which any particular Depositary Unit may be subject, or as may for any other reason be required.

     (d) Each Depositary Receipt shall be duly executed on behalf of the Depositary by the manual or facsimile signature of a duly authorized person of the Depositary. No Depositary Receipt shall be entitled to any benefit under the Partnership Agreement or this Agreement or be valid for any purpose 1-inless it has been executed with such a signature.

     3.4 Numbering and Registration of the Depositary Receipts. All Depositary Receipts executed by the Depositary shall be issued in numerical order. The Record Holder of


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each number of Depositary Receipt shall be registered on the books of the
Depositary and the Transfer Agent.

     3.5 Combination and Split-Ups of Depositary Receipts. Upon surrender by the Record Holder, in person or by duly authorized attorney, of one or more Depositary Receipts at the Depositary's corporate office located at 61 Broadway, New York, New York (the "Corporate Office"), or any other. office it may designate for such purpose, for split-up or combination, the Depositary shall, subject to the terms and conditions of this Agreement and the Partnership Agreement:, execute and deliver one or more new Depositary Receipts in authorized denominations as requested, evidencing the! same number of Depositary units as evidenced by the Depositary Receipts surrendered.

     3.6 Lost or Mutilated Depositary Receipts. If any Depositary Receipt is mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a Depositary Receipt of like form in substitution for the mutilated, destroyed, lost or stolen Depositary Receipt; provided, that the Depositary may-require the Record Holder (a) to surrender any, mutilated Depositary Receipt, (b) to file with the Depositary in a form and manner satisfactory to it, proof of the destruction, loss or theft, and of such Record Holder's ownership, of the Depositary Receipt and (c) to furnish the Depositary with an open indemnity bond for the benefit of the Depositary and the Partnership, satisfactory to the Depositary.

     3.7 Limitations on Exchange and Delivery, Transfer, Surrender and Exchange of Depositary Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender, or conversion or exchange of any Depositary Receipt, the Depositary may require (a) payment of a sum sufficient for reimbursement of any tax or governmental charge with respect thereto (including any such tax or charge with respect to Depositary units being deposited or withdrawn)i (b) production of proof satisfactory to it as to the identity and genuineness of any signature or endorsement or as to the due authorization of the action, (c) filing of such information and execution of such documents by the transferor and/or the transferee as may be required by the Partnership Agreement or otherwise be deemed necessary or appropriate by the Depositary and (d) compliance with such other conditions as may be imposed under applicable laws and regulations. The Depositary shall be entitled to rely upon, and shall not have any liability to the Partnership, the General Partner, any Record Holder or any other Person with respect to the content of any proof submitted to it pursuant


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to this Section 3.7, and shall have no obligation to inquire as to the truth and accuracy thereof.

     3.8 Cancellation and Return of Surrendered Depositary. All Depositary Receipts surrendered to the Depositary shall be cancelled and disposed of in accordance with the. regulatory obligations of the Depositary. The Depositary shall, in instances in which Depositary Units have been converted to limited partner interests pursuant to Article V hereof, return to the Partnership the corresponding Certificate, and shall retain other instruments, documents and records in accordance with the policies and regulations of the Depositary, federal securities laws and rules and regulations of any securities exchange upon which Depositary Receipts may be listed, and from time to time may deliver such instruments, documents and records in the form retained to the Partnership.

     3.9 Supply of Depositary Receipts. The Partnership shall deliver to the Depositary from time to time such quantities of forms of Depositary Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Agreement.

     3.10 Filing Proofs, Certificates and Other Information. Any Record Holder or transferee thereof may be required from time to time to file such information, to execute such certificates and to make such representations and warranties as the Depositary or the General Partner may reasonably deem necessary or proper. The Depositary may withhold the delivery, transfer or exchange of any Depositary Receipt (or any distribution in respect thereof) until such information is filed or such certificates are executed or such representations or warranties are made.

     3.11 Transfer, etc. The execution and delivery of Depositary Receipts may be suspended, or the transfer, split-up, combination, surrender conversion, exchange or delivery of outstanding Depositary Receipts may be suspended during any period when the register of Record Holders closed or at any time and from time to time because of' any provision of the Partnership Agreement or this Agreement or any requirement of law, any governmental body, or commission or any, securities exchange upon which the Depositary Units underlying the Depositary Receipts may be listed, or when suspension is otherwise deemed necessary or advisable by the Partnership, the General Partner or the Depositary.

     3.12 Agent. Unless or until prohibited by law, regulation or securities exchange rule, the Depositary


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shall also be the Transfer Agent for Depositary Receipts so long as it continues to be the depositary for the Partnership pursuant to this Agreement it being acknowledged by the parties hereto that the Transfer Agent shall be entitled to terminate this Agreement and withdraw as Transfer Agent and Depositary pursuant to Section 10.1 hereof.

                                   ARTICLE IV

                                TRANSFER OF UNITS

     4.1 Transferability. Depositary Receipts are investment securities and are transferable according to the laws governing transfers of investment securities. Subject to the terms and conditions of this Agreement-and the Partnership Agreement, title to a Depositary Unit(s) may only be transferred upon surrender of the Depositary Receipt evidencing -such Depositary Unit(s) by the holder thereof, in person or by truly. authorized attorney, to the Depositary at. the Corporate office or at any other office the Depositary may designate for the purpose, properly endorsed and properly signature guaranteed or accompanied by an instrument of transfer executed by the transferor and accompanied by a Transfer Application properly executed by the Subsequent Transferee, whereupon the Depositary will transfer such Depositary Unit(s) on its books and the Subsequent Transferee shall become the Record Holder thereof. No attempted transfer of Depositary units will be recorded and recognized by the Depositary unless and until the requirements of this Section 4.1 are satisfied and until any such transfer is so recorded and recognized the Depositary shall treat this transferor of such Depositary Units as the Record,Hol4ler thereof notwithstanding any notice to the contrary or notwithstanding any notation or other writing on the Depositary Receipt evidencing such Depositary Units.

     4.2 Issuance of New Depositary Receipts. The Depositary shall, upon satisfaction of the provisions of Section 4.1. hereof, execute and deliver to the Subsequent Transferee one or more new Depositary Receipts representing, in the aggregate, the number of Depositary units as to which such Subsequent Transferee has been recorded on the books of the Depositary as the Record Holder.

     4.3 Admission of Subsequent Transferees And Non-Consenting Investors as Substituted Limited Partners. On the close of business on the last business day of each month, the Depositary shall, on behalf of each Subsequent Transferee and Non-Consenting Investor who has been recorded on the books of the Depositary as a Record Holder during such month, request


                                       5

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the General Partner to admit each such Subsequent Transferee and Non-Consenting
Investor as a Substituted Limited Partner. on or prior to the 30th day after the receipt of such request, the General Partner shall advise the Depositary which of such Subsequent Transferees and Non-Consenting Investors have been admitted as a Substituted Limited Partner. The Record Holder of a Depositary Receipt, unless and until admitted as a Substituted Limited Partner, has the rights of any assignee as provided under the Partnership Agreement in respect of the Depositary Units evidenced by the Depositary Receipt.

                                    ARTICLE V

                        WITHDRAWAL AND REDEPOSIT OF UNITS

     5.1 Surrender of Depositary Receipts. Any Record Holder who is a Limited Partner of the Partnership desiring to surrender his Depositary Receipts and withdraw his Depositary Units from deposit may do so by delivering to this Depositary at the Corporate Offices or such other office is the Depositary may designate, his Depositary Receipts, in person or by duly authorized attorney, properly endorsed in blank or accompanied by a properly executed instrument of transfer (which may be in blank form). Such delivery shall be accompanied by written instructions which set forth an intention by the Record Holder to surrender his Depositary Receipts and withdraw his Depositary Units from deposit,, together with such other instruments or documents as the General Partner or the Depositary may deem necessary or desirable. The Depositary shall deliver a copy of such instructions to the . Partnership at the Partnership's sole cost and expenses.

     5.2 Issuance of Certificates of Limited Partner Interests. Upon receipt of those instructions from the Depositary as set forth in Section 5.11 the Partnership shall cause a Certificate evidencing the limited partner interests corresponding to the surrendered Depositary Receipts to be delivered to the Record Holder as promptly as possible following the surrender of the Depositary Receipts. The Partnership will promptly notify the Depositary to cancel the Depositary Receipts, to deliver to the Partnership the Certificate held by the Depositary corresponding to the Depositary Receipts to be cancelled and to adjust its records accordingly.

     5.3 Representations and Warranties by Record Holder. Each Record Holder surrendering one or more Depositary Receipts under Section 5.1 shall be deemed thereby to represent and warrant that (a) he or it is a Limited Partner of


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the Partnership, (b) he or it is, or is duly authorized to be, acting for a
Record Holder and (c) to the best of such Record Holder's knowledge, each Depositary Unit evidenced by such Depositary Receipt is validly issued. The Depositary shall not be liable to the Partnership, any Record Holder or any other Person for any expense or damage incurred is a result of any breach by such Record Holder of the foregoing representations and warranties, which shall survive the surrender of Depositary Receipts.

     5.4 Redeposit.

     (a) Units withdrawn from deposit may be redeposited by a record Holder (a "Depositor") by depositing with the Depositary the certificate evidencing such units. Redeposit of Units that have been withdrawn shall be subject to receipt by the Depositary of 60 days' advance written notice and a check, made pa-able td the Depositary, in the amount of five (5) dollars for each one hundred (100) Units so redeposited and to such other conditions as may be prescribed in the Partnership Agreement. Any amounts so received by the Depositary shall be applied by the Depositary to amounts owed by the Partnership to the Depositary. In the event that such notice is not accompanied by such payments the Depositary shall nevertheless perform in accordance with the instructions contained in the notice. The Depositary shall promptly notify the. Partnership of any redeposit of Units.

     (b) Upon each delivery to the Depositary of Certificate(s) to be redeposited, the Depositary shall, as soon as transfer and recordation can be accomplished, present such Certificate(s) to the Partnership for transfer and recordation of the Units being deposited in the name of the Depositary.

     (c) Upon receipt of Certificate(s) from the Partnership in the name of the Depositor, the Depositary shall issue and deliver at its Corporate Office to or upon the order of the Person(s) designated by the Depositor, a Depositary Receipt or Receipts registered in the name or names and representing the number of Depositary Units requested.

                                   ARTICLE VI

     6.1 Reports.

     (a) The Depositary shall make available for inspection by Record Holders at the Corporate Office and at such other


                                       7

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office or offices as it may designate, during normal business hours, and shall, as required, furnish to the Securities and Exchange Commission (the "Commission") any report, financial statement or Communication received from the Partnership or the managing General Partner that is both (i) received by the Depositary as the depositary of Certificates and (ii) made generally available to Record Holders.

     (b) The Depositary shall keep all records required to be kept, for the periods specified, and shall file with the Commission -all materials required so to be filed, under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, by virtue of its agreement to act as Depositary and as Transfer Agent under this Agreement. A copy of any material filed by the Depositary with the Commission shall be mailed to the Partnership and the General Partner within two business days after its filing. To the extent that any such filing requires information from the Partnership or the-General Partner, such information shall be furnished to the Depositary by the Partnership or the General Partner in sufficient quantity and a sufficient time in advance of the date the filing is required to be made to "'enable the Depositary to comply with such requirements.

     6.2 Lists of Record Holders. Upon the written request. of the Partnership, the Depositary shall as promptly as practicable furnish to the Partnership a list, as of the date specified in such request, of the names, addresses and social security or taxpayer identification numbers of all Record Holders.

     6.3 Maintenance of Offices and Transfer Books by Depositary.

     (a) The Depositary shall maintain at its Corporate Office, and at such office or offices as it may designate, facilities for the execution, transfer, split-up, combination, surrender, conversion, exchange and delivery of Depositary Receipts.

     (b) The Depositary shall keep books at its Corporate Office for the transfer of Depositary Receipts. The books shall be open during normal business hours for inspection by the Record Holders upon demonstration of a valid business Purpose for such inspection.

     (c) The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under this Agreement.


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                                   ARTICLE VII

                          INFORMATION AND DISTRIBUTION

     7.1 Duty to Furnish and Transmit Certain Information. The Partnership is required by the Partnership Agreement to furnish to Record Holders certain reports and notices. To facilitate the furnishing of such reports and notices, the Depositary shall, at the General Partner's request, furnish to the Partnership, as promptly as practicable, the name and address of each Person who was a Record Holder on any record date previously established by the General Partner. The Partnership may, in its sole discretion, elect to furnish any or all reports or notices pursuant to the Partnership Agreement to the Depositary and direct the Depositary to distribute to Record Holders any or all of such reports or notices if the Partnership shall elect to direct the Depositary to furnish any report or notice, the Partnership shall furnish to the Depositary a sufficient quantity of each such report or notice for transmittal to Record Holders, accompanied by directions to the Depositary as to the Persons to whom such reports or notices are to be transmitted. Upon receipt of any such report or notice and directions, the Depositary shall, within five business days and at the Partnership's expense, mail such report or notice to the Persons specified in such directions. The Depositary shall be entitled to rely upon, and shall not have any liability to the Partnership, any Record Holder or any other Person for distribution of such reports or notices in accordance with such directions, and the Depositary shall not have any liability to the Partnership, any Record Holder or-any other Person with respect to the content (including the truth, accuracy, completeness or fairness thereof, or the conformity thereof to the requirements of the Partnership Agreement or applicable law) of any such report.

     7.2 Distributions. As provided in the Partnership Agreement, the Partnership may from time to time make distributions to Record Holders. To facilitate the making Of such distributions, the Depositary shall, at the General Partner's request, furnish to the Partnership, as promptly as practicable, (i) the name and address of each Person who was a Record Holder on any record date previously established by the General Partner and (ii) the number of Depositary Units (or Units in the case of Record Holders who have surrendered their Depositary Receipts) registered in the name of such Record Holder on any such record date. The Partnership may, in its sole discretion, elect to make any such distribution directly or elect to direct the Depositary to make any such distribution to Record Holders. If the Partnership shall


                                       9

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elect to direct the Depositary to make any such distribution, then at least ten business days before the distribution is to be made, the Partnership shall furnish to the Depositary directions as to the Persons to whom such distributions are to be made, the amount to be distributed to each Person, the rate of distribution, and the date on or prior to which such distribution is to be made. Along with such directions, the Partnership shall provide the Depositary with a sufficient number of checks as necessary to make such distributions. In connection therewith, a separate disbursement account: for cash distributions shall be set up, and the Depositary shall be the sole signatory thereof. The Depositary shall, not later than the date specified in the Partnership's directions, deliver to the Record Holders checks by U.S. mail in conformity with such directions and at the expense of' the Partnership. Notwithstanding the foregoing, the amounts to be so distributed may be reduced by any amount required to be withheld by the Partnership or the Depositary on account of taxes or other charges which are the expense of the Record Holders. The Depositary shall be entitled to rely upon, and shall not have any liability to the Partnership, any Record Solder or any other Person for making any distribution or withholding any such amounts 'in accordance with such directions.

     7.3 Voting. Upon receipt from the Partnership of notice of any meeting at which Record Holders are entitled to vote or of which they are entitled to notice, the Depositary shall, at the request of the Partnership, mail to each Record Holder, as of the Record Date specified in the notice of meeting, a copy of the notice. At least ten business days before the notice is to be mailed the Partnership shall furnish sufficient copies of said statement to accomplish the foregoing notice. Whether or not a Record Holder is entitled to vote on any matter concerning the Partnership shall be governed by the terms of the Partnership Agreement and applicable law.

                                  ARTICLE VIII

                   STATUS AND OTHER ACTIVITIES OF DEPOSITARY;
                           IMMUNITIES, INDEMNIFICATION

     8.1 Depositary Not A Trustee, Issuer, etc. The Depositary is not a trustee. The Depositary shall have no right or legal or equitable title to Certificates . deposited under this Agreement or the Units evidenced thereby. The Depositary shall have no right or power to sell, invest in, pledge, .mortgage or borrow against any Certificates deposited under this Agreement or the Units evidenced thereby. It is


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

intended that the Depositary in its capacity as depositary not be needed to be an "issuer" or underwriter" of securities under the Federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary is acting only as a ministerial depositary for Certificates and the Units evidenced thereby.

     8.2 Other Activities of Depositary. The Depositary may own and deal in, and act as registrar or transfer agent for, any class of securities of the Partnership (including Certificates, Depositary Receipts, Units and Depositary Units), the General Partner or Affiliates of the General Partner.

     8.3 Immunities. Neither the Depositary, the General Partner or any Affiliates of the General Partner (i) assumes any obligation or shall be subject to any liability under this Agreement to any Record Holder or their transferees, other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in this Agreement;
(ii) shall be under any obligation to appear in, prosecute or defend any Section, suit or other proceeding in respect of Certificates (or the Units evidenced thereby) or Depositary Receipts (or the Depositary Units evidenced thereby) that in its opinion may involve it in expense or liability unless indemnity, in addition to that provided by Section 8.4, satisfactory to it against all expense and liability be furnished as often as may be required; and
(iii) shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Units for deposit, any Record Holder or their' assignees, or any other Person believed by it in good faith to be competent to give such advice or information. The Depositary, the General Partner and any Affiliates of the General Partner each may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper Person or Persons.

     8.4 Indemnification.

     (a) The Depositary shall indemnify and hold harmless the Partnership, the General Partner and the officers, directors and employees of the General Partner from any loss, liability or damage incurred or suffered by any such Person, including attorneys' fees, due to the fraud, gross negligence or willful or criminal misconduct of the Depositary.

     (b) The Partnership and the General Partner hereby represent and warrant that they will indemnify and hold


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

harmless the Depositary, the Depositary's directors, officers, employees, servants, agents or contractors-, or their affiliates or their heirs, successors or assigns (individually, the "Indemnitee") incurred by them or any one of them at any time after the date of this Agreement from and against any and all, but not limited to, losses, damages, claims, demands, actions, suits, proceedings liabilities (joint and several), judgments, fines, penalties, awards, settlements costs or expenses of any nature, including. reasonable attorneys' fees brought against, incurred, suffered, or sustained by them, or any of them, for reasons arising by, through or as a result of any and -ill claims, demands, actions, suits or civil, criminal or administrative or investigative proceedings in which the Indemnitee may be involved or threatened to be involved, as a party of otherwise, by reason of (i) this Agreement, the Partnership Agreement or any agreement related thereto; (ii) the Indemnitee, acting pursuant to the terms of this Agreement, or (iii) the activities of the Partnership, General Partner or their affiliates, the Record Holders or Limited Partners; provided, however, that any such indemnification shall only be from the assets of the Partnership and the General Partner and not from the Record Holder's or their assigns. Unless such claim, demands, action, suit or -proceeding arises out of the willful, intentional or criminal misconduct, gross negligence or fraud of the Indemnitee, expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding be paid by the Partnership or the General Partner within twenty (20) days of demand for payment by the Indemnitee and prior to the final disposition of such claim, demand, action, suit or proceeding. Notwithstanding the foregoing, no Indemnitee whose willful, intentional or criminal misconduct, gross negligence or fraud caused the loss, damages, claims, demands,. actions, suits, proceedings, liabilities (joint and several), judgements, fines, penalties, awards, settlements, costs or expenses of any nature, including reasonable attorney's fees may receive such indemnification and any such Indemnitee who has received payment for expenses pursuant to the previous sentence shall be obligated to repay the amount of such payment to the Partnership or the General Partner, as the case may be, promptly after it has been determined that such Indemnitee was not entitled to be so indemnified; however, the termination of any action, suit or proceeding by judgment, order, settlement, or conviction upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a-presumption or otherwise constitute evidence that the Indemnitee's acts were willful, criminal or intentional misconduct, gross negligence, or fraud on its part. The representations and warranties contained herein shall survive the date and termination of this Agreement.

     8.5 Tax Matters. The Depositary shall not have any duty, obligation or liability with respect to (i) allocation and Distribution of Federal tax benefits and responsibilities respecting the Partnership, the General Partner or the Record Holders or (ii) any income or other tax reporting obligations imposed upon the Partnership or any Record Holder to the Internal Revenue Service or any other Federal, state or local taxing authority.

                                   ARTICLE IX

                              EXPENSES AND CHARGES

     9.1 General. The Depositary shall be reimburses for its services by the Partnership in amounts equal to the amounts its shall be agreed upon by the Partnership an4i the Depositary from. time to time.

     9.2 Governmental Charges. If any tax or other governmental charge becomes payable with respect to a Certificate or a Depositary Receipt or Units or Depositary Unit as evidenced, thereby or with respect to the deposit, transfer or surrender of any of the foregoing, such tax (including transfer tax, if any) or governmental charge shall be payable by the appropriate Record Holder. Transfer of a Depositary Receipt or conversion of the underlying Depositary Units into Units may be refused until such payment is made, and any distribution may be withheld and be applied to payment of such tax or other governmental charge, with such Record Holder remaining liable for any deficiency.

                                    ARTICLE X

                     RESIGNATION AND REMOVAL OF DEPOSITARY:
                     AMENDMENT AND TERMINATION OF AGREEMENT

     10.1 Resignation and Removal of Depositary; Appointment of Successor Depositary.

     (a) The Depositary may at any time resign as Depositary under this Depositary Agreement upon sixty (60) days' written notice of its-election to do so delivered to the Partnership, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided. The Depositary may terminate its obligations under this Agreement ten (10) days after a demand for payment of unpaid invoices is delivered in writing to the Partnership and the Partnership has not responded with Payments as demanded.

     (b) The Depositary May at any time be removed by the Partnership upon sixty
(60) days' written notice of removal delivered by the Partnership to the Depositary. Such removal shall be effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

     (c) if the Depositary resigns or is removed, the Partnership shall, after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary. If no successor has been appointed within seventy -five (75) days of the delivery of the notice of resignation or removal, the General Partner shall become the successor depositary. Any successor depositary shall execute and deliver to its predecessor and to the Partnership an Instrument accepting its appointment, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor. The predecessor, upon payment of any sum due it and on the written request of the Partnership and at the Partnership's sole expense, shall execute and deliver an instrument transferring to the successor depositary all rights and powers of the predecessor under this Agreement, shall duly deliver to and deposit with the successor depositary all Certificates theretofore on deposit with the predecessor and shall deliver to the successor depositary a list of the Record Holders of all outstanding Depositary Units and Units and all records and books maintained by it. Any successor depositary shall promptly mail notice of its appointment-to the Record 'Raiders,

     (d) Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document of any further act.

     10.2 Amendment.


     (a) Any provision of this Agreement, including the form of Depositary Receipt, may at any time and from time to time be amended in any respect by mutual agreement of the Partnership and the Depositary, so long as such amendment does not impair the right of a Record Holder who is a Limited Partner to surrender a- Depositary Unit and withdraw from deposit any of the Depositary Units evidenced thereby or to redeposit Units previously withdrawn from deposit and receive a Depositary Receipt evidencing such redeposited Units.

     (b) Any amendment of this Agreement that imposes any fee, tax or charge (other than fees and charges provided for in this Agreement) upon, or otherwise adversely affects the rights of, Record Holders shall not be effective until the expiration of 30 days after notice of the amendment ahs been given to the Record Holders.

     (c) The Depositary shall give notice of any amendment of this Agreement to each securities exchange upon which Depositary Units may be listed and shall also give notice thereof in writing to all Record Holders In the discretion of the Depositary, the text or substance of any amendment may be incorporated-in the Depositary Receipts issued after its adoption.

     (d) Every Record Holder at the time any amendment of this Agreement becomes effective shall be deemed, by continuing to hold a Depositary Receipt evidencing Depositary Units, to consent and agree to the amendment and to be bound .by this Depositary Agreement as amended thereby.

     10.3 Termination.

     (a) The Depositary shall terminate this Agreement, whenever directed to do so by the Partnership, by mailing, at the Partnership's sole expense, notice of termination to the Record Holders at least 60 days before the date fixed for the termination in such notice.

     (b) Upon termination of this Agreement, the Depositary shall discontinue the transfer of Depositary Units, shal1 suspend the distribution of reports, notices and disbursements to Record Holders, shall be discharged from all obligation under this Agreem6nt, except for its obligations under Section 8.4 hereof, and shall not give any further notice (other than notice of such termination) or perform any further act under this Agreement except, if such termination is not in connection with the execution of a new Agreement with a new Depositary, that the Depositary shall, at the Partnership's sole expense continue to accept Depositary Receipts and written instructions for-the surrender thereof pursuant to Section 5.1 hereof and shall return such instructions to the presenter thereof, along with notice as to the a appropriate recipient, as indicated by the Partnership, to whom such instructions should be sent. Upon request of the Partnership, the Depositary shall deliver all books, records, Certificates, Depositary Receipts and other documents respecting the subject matter of this Agreement to the Partnership.

     (c) Upon termination of this Agreement, the Partnership, the General Partner and the Record Holders shall be discharged from all obligations under this Agreement, except for the obligations of the Partnership and the Managing General Partner under Section 8.4 and Article IX hereof.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 Counterparts. This Agreement may be executed in any number of. counterparts, which shall constitute one and the same instrument. Copies of this Agreement shall be filed with the Depositary and shall be open to inspection during normal business hours at the Depositary's Corporate Office by any Record Holder.

     11.2 Invalidity of Provisions. If any provision, of .this Agreement or of the Depositary Receipts is or becomes invalid, illegal or unenforceable in any respect of the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected thereby.

     11.3 Notices.

     (a) Any notice to be- given hereunder shall be deemed to have been duly given if personally delivered or sent be telegram or telex, confirmed by letter, addressed to the party in the manner and at the address shown below, or at such address as the party has specified in a notice given. in accordance with this
Section 11.3.


                  To the Partnership:

                         American Real Estate Partners, L.P.
                         666 Third Avenue
                         New York, New York 10017
                         Attn: Lynn Zuckerman Gray

                  To the General Partner:

                         American Property Investors, Inc.
                         666 Third Avenue
                         New York, New York   10017
                         Attn: Lynn Zuckerman Gray

                  To the Depositary:

                         Registrar & Transfer Co.
                         10 Commerce Drive
                         Cranford, New Jersey
                         Attn: William P. Tatler

     (b) Any notice to be given to any Record Holder shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to such Record Holder at the' address of such Record Solder as it appears on the books of the Depositary or if such Record Holder has filed with the Depositary a written .request that notices intended for such Record Holder be mailed to some other address, at the address designated in such request.

     (c) Any notice shall be deemed given, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, or by first-class mail, five calendar days after being deposited in the United States mails, postage prepaid, (ii) if sent by United States Express Mail, two calendar days after being deposited in the United States mails, postage prepaid, (iii) if sent by telegram or, telex or facsimile transmission, on the date sent provided confirmatory notice sha11 be promptly sent by first-class mail, postage prepaid, or (iv) if delivered by hand, on the date of receipt.

     11.4 Record Holders to the Parties. The Record Holders and their transferees from t shall be, and shall be deemed to be, parties to this Agreement and shall be bound by all the terms and conditions hereof and of the Depositary Receipts by acceptance thereof.

     11.5 Binding Effects. No party to this Agreement, other than a Record Holder, may sell, transfer or otherwise convey any of its rights, or delegate any of its duties, under this Agreement without the prior written consent of all other parties hereto except that the Depositary may, in its discretion, delegate those ministerial duties which are so delegated in the normal course of its business; provided, however, that any merger, sale or reorganization of any party shall not constitute a sale, assignment, transfer, conveyance or delegation for this purpose. Any attempted sale, assignment, transfer, conveyance or delegation in violation of this Section 11.5 shall be void.

     11.6 Pronouns and Plurals. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     11.7 Governing Law. This Agreement and the Depositary Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by and construed in accordance with the laws of the State of Delaware.

     11.8 Captions. The headings of articles and sections in this Agreement and in the form of Depositary Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Agreement or of any Depositary Receipt or to have any bearing upon the meaning or interpretation of any provisions contained herein or in the Depositary Receipt.

     IN WITNESS WHEREOF, the parties have executed this Depositary Agreement as of the date first above written.


                                 AMERICAN REAL ESTATE
                                     PARTNERS, L.P.

                                 By: American Property Investors,
                                       Inc., the general partner


                                 By:
                                     -------------------------------------------
                                                   Title:  SVP

                                 AMERICAN PROPERTY INVESTORS, INC.


                                 By:
                                     -------------------------------------------
                                                   Title: SVP


                                 REGISTRAR AND TRANSFER COMPANY


                                 By:
                                     -------------------------------------------
                                                 Title: President


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